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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Pulaski Financial Corp.
St. Louis, Missouri

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement of Pulaski Financial Corp. on Form S-1 of our report dated November 7, 1997, relating to the consolidated financial statements of Pulaski Bank, A Federal Savings Bank and Subsidiaries, which appears in the Prospectus constituting part of such Registration Statement. We also consent to the reference to us under the heading "Experts" contained in such Prospectus.


/s/ DELOITTE & TOUCHE LLP



St. Louis, Missouri
October 22, 1998